Exhibit 15.2

[Letterhead of Haiwen & Partners]

April 25, 2014

ReneSola Ltd
No. 8 Baoqun Road, Yaozhuang
Jiashan, Zhejiang 314117
People’s Republic of China

Dear Sirs,

We hereby consent to the filing of this letter as an exhibit to the ReneSola Ltd’s annual report on Form 20-F for the year ended December 31, 2013 with the U.S. Securities and Exchange Commission, and to the reference therein to our firm under the headings “Item 3. Key Information—D. Risk Factors” in the annual report.

Yours faithfully,

/s/ Haiwen & Partners

Haiwen & Partners